UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest events reported)      October 30, 2002
                                                     --------------------------
                                                        (October 29, 2002)
                                                     --------------------------



                               PNM RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


         New Mexico                 Commission                 85-0468296
----------------------------   File Number 333-32170    -----------------------
(State or Other Jurisdiction               ---------       (I.R.S. Employer
     of Incorporation)                                  Identification) Number)



Alvarado Square, Albuquerque, New Mexico                         87158
----------------------------------------                         -----
(Address of principal executive offices)                      (Zip Code)



                          (505) 241-2700 (Registrant's
                     telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 9.    FD Disclosure

The Company is filing to this Form 8-K its Quarter Ended September 30, 2002 Earnings Announcement; Unaudited Consolidated Statement of Earnings; Unaudited Consolidated Balance Sheets; Unaudited Consolidated Statement of Cash Flows; Comparative Operating Statistics and Other Select Financial Information.

                  PNM Resources Reports Third Quarter Earnings

         Highlights:

o GAAP quarterly earnings of $0.45 per diluted share including a one-time charge of $0.14 per diluted share for a workforce reduction; ongoing earnings for the quarter were $0.59 per diluted share.

o Reaffirm previous earnings guidance for 2002, estimating ongoing earnings will be within previously announced target of $1.90 to $2.10 per diluted share for the year.

o Contract to buy 200 megawatts (net generating capacity) of wind power will add a significant renewable component to generation portfolio.

o Negotiated settlement will set a five-year rate path for PNM electric customers, if approved by state regulators.

o Company will support dropping plans to introduce retail electric competition in New Mexico in 2007.


ALBUQUERQUE, N.M., October 29, 2002 - PNM Resources (NYSE: PNM) today reported consolidated net earnings available for common stock for the three months ended September 30, 2002, of $17.7 million, or $0.45 per diluted share. In the comparable period in 2001, the company reported consolidated net earnings available for common stock of $32.6 million, or $0.82 per diluted share.

Ongoing earnings for the quarter ended September 30, 2002, were $0.59 per diluted share, down from $0.96 per diluted share in the same period last year. In the latest quarter, the company recorded a one-time charge against earnings of $8.8 million (pre-tax), or $0.14 per diluted share, to reflect the cost of a
3.1 percent reduction in force announced in August 2002. In the comparable quarter in 2001, expenses related to PNM's transaction with Westar Energy (formerly Western Resources) and the write-off of an investment in a technology company reduced earnings by $0.14 per diluted share.

PNM Resources reported earnings for the first nine months of 2002 were $1.35 per diluted share, compared to $3.66 per diluted share for the first nine months of 2001. Year-to-date ongoing earnings were $1.49 per diluted share compared with $4.31 per diluted share for the first three quarters of 2001.

                               PNM Resources, Inc.
        Reconciliation of Ongoing Earnings Per Share To GAAP Reported EPS
                               September 30, 2002

                                      Three Months         Nine Months     Twelve Months
                                     2002       2001      2002    2001     2002     2001
                                   -------     ------    ------  ------   ------   ------
    GAAP Reported EPS                $0.45     $0.82     $1.35    $3.66    $1.46    $4.01
    One-time charge                   0.14      0.06      0.14     0.47     0.14     0.64
    Westar transaction costs (1)        --      0.08        --     0.18     0.09     0.25
                                  --------     -----    -------    ----     ----     ----
    Ongoing earnings                 $0.59     $0.96     $1.49    $4.31    $1.69    $4.90

    Average shares (000s)           39,325    39,748    39,484   39,771   39,502   39,728

            Note 1.  This transaction has been terminated.

                               PERFORMANCE SUMMARY

PNM electric gross margin (Electric Operating Revenues less Fuel and Purchased Power Expense) for the third quarter 2002 was $133.2 million, down from $166.4 million in the comparable period last year. The decline in electric gross margin was due to lower prices and less activity in the wholesale power market in 2002 compared to the same period in 2001.

PNM gas gross margin (Gas Operating Revenues less Gas Purchased for Resale) was $23.3 million for the latest quarter, compared to $25.3 million in the third quarter of 2001.

Non-fuel operations and maintenance (O&M) expense fell 4.9 percent for the latest quarter compared to the same period last year. Total non-fuel O&M for the first three quarters of 2002 was down $16.5 million, or 6.0 percent compared to the same period in 2001, as PNM continues to improve operational efficiency.

Beginning with the September 30, 2002 quarterly reporting period, PNM Resources will reclassify its energy trading activities to a net margin presentation in accordance with Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue 02-3, "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities." The EITF also requires the restatement of prior periods to conform to the current period classification. The reclassification to net margin on trading activities has no impact on previously reported operating margins or net income. The reclassification adjustments are currently under review and will be included in the financial statements on Form 10-Q to be filed with the Securities and Exchange Commission on or before November 14, 2002.

                         Other Significant Developments

PNM Resources has recently announced several significant developments designed to lay the foundation for future growth in revenues and earnings:

o On October 21, PNM announced it has entered into an agreement with FPL Energy LLC, a subsidiary of FPL Group, Inc. (NYSE: FPL) to develop a 200 megawatt (net generating capacity) wind power project in New Mexico. PNM will buy the power generated under a long-term contract.

o On October 10, PNM announced an agreement with representatives of various customer groups and the staff of the New Mexico Public Regulation Commission (NMPRC) to set PNM electric rates in New Mexico over a five-year period. If approved by the NMPRC, PNM's current rate structure will largely remain intact. The agreement will lower rates
         6.5 percent, or about $35 million, in a two-step reduction beginning in September 2003.

o The company expects that lower fuel costs at its major coal-fired generation facility will largely offset the reduction in retail electric revenues. Because the agreement does not provide for a fuel adjustment clause in rates, savings from lower fuel costs and improved business productivity will accrue to shareholders. Under the terms of the agreement, benefits from the company's wholesale power sales will also flow to shareholders.

o Parties to the agreement also committed to support repeal of the 1999 law that put New Mexico on the path to retail electric competition in 2007, if the agreement is approved by the NMPRC.

o On September 25, PNM Resources and Westar Energy agreed to dismiss litigation over their unsuccessful attempt to combine the two companies' electric utilities businesses. Each side agreed to release all of its claims and potential claims in connection with the transaction in exchange for a release from the other party of all of its claims and potential claims.

o On August 22, the company announced a corporate realignment that will consolidate several business areas and reduce operation and maintenance costs while maintaining PNM's high standards for reliability and customer service.

Details of these announcements and other PNM Resources news are available at the company's website, pnm.com.

                           Earnings Guidance for 2002

Based on results so far this year and its financial and operating forecasts for the fourth quarter, the company expects 2002 earnings will be in the range of $1.90 to $2.10 per diluted share. This earnings forecast is unchanged from the last guidance offered to analysts and investors in July.

The company has scheduled a teleconference for 9:00 a.m. Eastern Time on Wednesday, October 30, to discuss third quarter earnings and other issues of interest to shareholders and investors.

The public is invited to listen to the teleconference by calling 1-973-694-2225. A webcast of the PNM Resources quarterly earnings presentation can be accessed through the company's website at pnm.com. A replay of the conference call will be available beginning at 11:00 a.m. (ET) Oct. 30 through 11:00 p.m. (ET) November 6, 2002, at 1-973-709-2089 (passcode 265548).

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, provides natural gas service to 439,637 gas customers and electric utility service to 385,468 customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Future financial results will be affected by a number of factors, including interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the performance of generating units and transmission system, and state and federal regulatory and legislative decisions and actions, including NMPRC action on the agreement to set electric rates for five years and the result of attempts to repeal the law authorizing retail electric competition. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2001, Form 10-Q for the quarter ended June 30, 2002 and Form 8-K filings with the Securities and Exchange Commission.

       This financial statement has been condensed to a net operating margin presentation. Full financial statements will be provided in the Form 10-Q to be filed with the Securities and Exchange Commission (SEC) on or before November 14, 2002. The financial statements filed with the SEC will include the impact of adopting Emerging Issues Task Force (EITF) Issue 02-3, "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities" which concluded that trading activities should be presented on a net rather than gross basis in the statement of earnings. The reclassification to net margin on trading activities has no impact on previously reported operating margins or net income.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                   (Unaudited)

                                                          Three Months Ended               Nine Months Ended
                                                             September 30,                   September 30,
                                                     ------------------------------  -------------------------------
                                                         2002            2001             2002            2001
                                                     --------------  --------------  ---------------  --------------
                                                               (In thousands, except per share amounts)

  Operating Margin................................        156,030         191,930          456,795         663,612
                                                     --------------  --------------  ---------------  --------------
  Operating Expenses
     Administrative and general...................         38,041          39,241          106,494         117,494
     Energy production costs......................         35,238          36,224          104,411         109,128
     Depreciation and amortization................         25,780          24,194           75,776          72,343
     Transmission and distribution costs..........         15,949          18,402           47,937          48,760
     Taxes, other than income taxes...............          7,077           6,380           24,589          21,436
     Income taxes.................................          4,810          20,067           16,317          89,182
                                                     --------------  --------------  ---------------  --------------
       Total operating expenses...................        126,895         144,508          375,524         458,343
                                                     --------------  --------------  ---------------  --------------
       Operating income...........................         29,135          47,422           81,271         205,269

  Other Income and Deductions, Net of Tax.........          4,418           1,033           18,203         (10,921)
                                                     --------------  --------------  ---------------  --------------
       Income before interest charges.............         33,553          48,455           99,474         194,348

  Interest Charges................................         15,756          15,680           45,571          48,424
                                                     --------------  --------------  ---------------  --------------
  Net Earnings....................................         17,797          32,775           53,903         145,924

  Preferred Stock Dividend Requirements...........            147             147              440             440
                                                     --------------  --------------  ---------------  --------------
  Net Earnings Applicable to Common Stock.........       $ 17,650        $ 32,628         $ 53,463       $ 145,484
                                                     ==============  ==============  ===============  ==============
  Earnings Per Share of Common Stock (Basic)......        $  0.45         $  0.83          $  1.37        $   3.72
                                                     ==============  ==============  ===============  ==============
  Average Shares Outstanding (Basic)..............         39,118          39,118           39,118          39,118
                                                     ==============  ==============  ===============  ==============
  Earnings Per Share of Common Stock (Diluted)....        $  0.45         $  0.82          $  1.35        $   3.66
                                                     ==============  ==============  ===============  ==============
  Average Shares Outstanding (Diluted)............         39,325          39,748           39,484          39,771
                                                     ==============  ==============  ===============  ==============
  Dividends Paid Per Share of Common Stock........        $  0.22         $  0.20          $  0.64        $   0.60
                                                     ==============  ==============  ===============  ==============


                      PNM RESOURCES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                               September 30,       December 31,
                                                                             ------------------  ------------------
                                                                                   2002                2001
                                                                             ------------------  ------------------
                                                                                  (Unaudited)
                                                                                        (In thousands)
  ASSETS
     Total utility plant...................................................        $2,865,287          $2,738,990
     Accumulated depreciation and amortization.............................        (1,310,747)         (1,234,629)
     Construction work in progress.........................................           228,390             249,656
     Nuclear fuel, net of accumulated amortization.........................            29,942              26,940
                                                                             ------------------  ------------------
       Net utility plant...................................................         1,812,872           1,780,957
                                                                             ------------------  ------------------
 Other Property and Investments...........................................           406,569             554,237
                                                                             ------------------  ------------------
  Current Assets
     Cash and cash equivalents.............................................            29,991              26,057
     Accounts receivables, net of allowance for uncollectible accounts.....           118,264             147,787
     Other receivables.....................................................            38,644              52,158
     Inventories...........................................................            36,613              36,483
     Regulatory assets.....................................................               120              10,473
     Short-term investments................................................           109,469              45,111
     Other current assets..................................................            25,906              31,428
                                                                             ------------------  ------------------
       Total current assets................................................           359,007             349,497
                                                                             ------------------  ------------------
  Deferred Charges.........................................................           328,850             249,947
                                                                             ------------------  ------------------
       Total assets........................................................        $2,907,298          $2,934,638
                                                                             ==================  ==================

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                  September 30,       December 31,
                                                                ------------------  ------------------
                                                                      2002                2001
                                                                ------------------  ------------------

                                                                   (Unaudited)
                                                                           (In thousands)
  CAPITALIZATION AND LIABILIITES
  Capitalization
     Common stock..............................................        $ 622,723          $  625,632
     Accumulated other comprehensive income, net of tax........          (40,810)            (28,996)
     Retained earnings.........................................          451,640             415,388
     Minority interest.........................................           11,538              11,652
     Preferred stock...........................................           12,800              12,800
     Long-term debt, less current maturities...................          953,926             953,884
                                                                ------------------  ------------------

       Total capitalization....................................        2,011,817           1,990,360
                                                                ------------------  ------------------

  Current Liabilities
     Short-term debt...........................................          100,000              35,000
     Accounts payable..........................................           99,528             120,918
     Accrued interest and taxes................................           59,833              72,022
     Other current liabilities.................................           55,702             101,697
                                                                ------------------  ------------------

       Total current liabilities...............................          315,063             329,637
                                                                ------------------  ------------------

  Deferred Credits
     Accumulated deferred income taxes.........................          111,670             120,153
     Accumulated deferred investment tax credits...............           42,366              44,714
     Regulatory liabilities....................................           67,977              67,053
     Other deferred credits....................................          358,405             382,721
                                                                ------------------  ------------------
                                                                ------------------  ------------------

       Total deferred credits..................................          580,418             614,641
                                                                ------------------  ------------------

       Total capitalization and liabilities....................      $ 2,907,298         $ 2,934,638
                                                                ==================  ==================


                      PNM RESOURCES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                 Nine Months Ended
                                                                                   September 30,
                                                                          ---------------------------------
                                                                               2002              2001
                                                                          ---------------   ---------------
                                                                                   (In thousands)
  Cash Flows From Operating Activities:
    Net earnings.........................................................      $ 53,903         $ 145,924
    Adjustments to reconcile net earnings to net cash flows
      from operating activities:
        Depreciation and amortization....................................        85,625            80,086
        Other, net.......................................................       (25,276)           15,413
        Changes in certain assets and liabilities:
          Accounts receivables...........................................        29,523           (19,497)
          Other assets...................................................           907            36,490
          Accounts payable...............................................       (21,390)          (51,714)
          Other liabilities..............................................       (19,258)           90,158
                                                                          ---------------   ---------------
                Net cash flows provided by operating activities..........       104,034           296,860
                                                                          ---------------   ---------------
  Cash Flows From Investing Activities:
    Utility plant additions..............................................      (166,640)         (165,127)
    Redemption of short term investments.................................        45,000                 -
    Return of principle of PVNGS lease lessor notes......................        17,531            16,674
    Other investing......................................................       (32,493)           (5,440)
                                                                          ---------------   ---------------
                Net cash flows used for investing activities.............      (136,602)         (153,893)
                                                                          ---------------   ---------------
  Cash Flows From Financing Activities:
    Borrowings...........................................................        65,000                 -
    Exercise of employee stock options...................................        (2,909)           (3,589)
    Dividends paid.......................................................       (25,475)          (23,905)
    Other financing......................................................          (114)             (559)
                                                                          ---------------   ---------------
        Net cash flows provided by (used for) financing activities.......        36,502           (28,053)
                                                                          ---------------   ---------------
    Increase in Cash and Cash Equivalents................................         3,934           114,914
    Beginning of Period..................................................        26,057           107,691
                                                                          ---------------   ---------------
    End of Period........................................................      $ 29,991          $222,605
                                                                          ===============   ===============
  Supplemental Cash Flow Disclosures:
    Interest paid........................................................      $ 45,610          $ 48,298
                                                                          ===============   ===============
    Income taxes paid, net...............................................      $ 43,534          $ 56,150
                                                                          ===============   ===============


                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following table shows retail electric revenues by customer class and average customers:

                            Retail Electric Revenues
                                 (In thousands)

                                          Three Months Ended              Nine Months Ended
                                             September 30,                   September 30,
                                          2002           2001            2002           2001
                                      -------------  -------------  --------------  -------------

         Residential................       $ 53,213       $ 49,942      $ 149,631      $ 142,785
         Commercial.................         69,800         68,422        187,382        183,372
         Industrial.................         21,819         21,836         62,239         62,161
         Other......................         11,708         13,512         33,207         36,461
                                      -------------  -------------  --------------  -------------
                                          $ 156,540      $ 153,712        432,459      $ 424,779
                                      =============  =============  ==============  =============
         Average customers..........        385,468        378,336        383,572        376,520
                                      =============  =============  ==============  =============


       The following table shows electric sales by customer class:

                              Retail Electric Sales
                                (Megawatt hours)

                                           Three Months Ended             Nine Months Ended
                                             September 30,                   September 30,
                                           2002           2001           2002            2001
                                       -------------  -------------  --------------  -------------

        Residential.................         620,299        593,186      1,743,712      1,676,271
        Commercial..................         928,251        932,204      2,462,728      2,447,231
        Industrial..................         427,481        425,299      1,225,398      1,210,266
        Other.......................          74,225         75,750        183,590        182,450
                                       -------------  -------------  --------------  -------------
                                           2,050,256      2,026,439      5,615,428      5,516,218
                                       =============  =============  ==============  =============

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following table shows gas revenues by customer and average customers:

                                  Gas Revenues
                                 (In thousands)

                                             Three Months Ended               Nine Months Ended
                                                September 30,                   September 30,
                                             2002           2001            2002           2001
                                         -------------  -------------  --------------  -------------

        Residential....................        $20,550        $21,717        $118,274     $ 188,113
         Commercial....................          6,248          6,700         36,838         56,375
         Industrial....................            348            623          1,412         26,541
         Transportation*...............          4,941          6,024         13,686         16,437
         Other.........................          4,823          4,585         20,339         31,204
                                         -------------  -------------  --------------  -------------
                                               $36,910        $39,649        $190,549     $ 318,670
                                         =============  =============  ==============  =============
         Average customers.............        439,637        431,703        442,364        433,549
                                         =============  =============  ==============  =============

       *Customer-owned gas.


       The following table shows gas throughput by customer class:

                                 Gas Throughput
                            (Thousands of decatherms)

                                           Three Months Ended               Nine Months Ended
                                             September 30,                    September 30,
                                           2002           2001           2002            2001
                                       -------------  -------------  --------------  -------------
        Residential.................           2,291          2,337         18,791         18,357
        Commercial..................           1,262          1,176          7,826          6,867
        Industrial..................              94            145            390          3,665
        Transportation*.............          13,753         16,842         35,226         41,243
        Other.......................             801            764          3,905          3,541
                                       -------------  -------------  --------------  -------------
                                              18,201         21,264         66,138         73,673
                                       =============  =============  ==============  =============

       *Customer-owned gas.

       The revenues included in this table are presented on a gross basis. PNM Resources will adopt Emerging Issues Task Force (EITF) Issue 02-3, "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities" which concluded that trading activities should be presented on a net rather than gross basis in the statement of earnings. The September 30, 2002 financial statements included in the Form 10-Q to be filed with the Securities and Exchange Commission on or before November 14, 2002 will include reclassification adjustments to net the costs related to these trading activities against the revenues shown below for all periods presented. The reclassification to net margin on trading activities has no impact on previously reported operating margins or net income.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS


       The following table shows revenues by customer class:

                    Generation and Trading Revenues By Market
                                 (In thousands)

                                            Three Months Ended                Nine Months Ended
                                               September 30,                    September 30,
                                           2002            2001             2002            2001
                                       --------------  --------------   --------------  --------------
       Intersegment sales............      $ 96,592        $ 95,413         $264,554       $ 259,726
       Long-term contracts...........         7,261          15,967           32,160          61,762
       Trading *.....................        83,828         412,564          199,702       1,217,447
       Other.........................         5,408               -           13,549             932
                                       --------------  --------------   --------------  --------------
                                          $ 193,089       $ 523,944         $509,965      $1,539,867
                                       ==============  ==============   ==============  ==============

       *Includes mark-to-market gains/(losses).


       The following table shows sales by customer class:

                     Generation and Trading Sales By Market
                                (Megawatt hours)

                                               Three Months Ended                Nine Months Ended
                                                  September 30,                    September 30,
                                              2002            2001             2002            2001
                                          --------------  --------------   --------------  --------------
       Intersegment sales...............      2,050,256       2,026,439       5,615,428       5,516,218
       Long-term contracts..............        160,946         322,930         669,099       1,169,877
       Trading..........................      2,306,314       3,194,083       6,569,009       8,656,623
                                          --------------  --------------   --------------  --------------
                                              4,517,516       5,543,452      12,853,536      15,342,718
                                          ==============  ==============   ==============  ==============

1.   Reconcile GAAP to Ongoing 2002 vs. 2001 Third Quarter Earnings

                               Third Quarter     Third Quarter
                                    2002              2001
                               -------------     -------------
Reported Earnings (Diluted)        $0.45              $0.82
One-Time Items
 Realignment Expenses              $0.14                          Administrative
                                                                     & General
 Merger Related Expenses                              $0.08        Other Income
 Avistar write-off                                    $0.06        Other Income
                                   -----              -----
Ongoing Earnings                   $0.59              $0.96
                                   =====              =====

2.   Current Liquidity Arrangements as of 10/25/2002

                  PNM                             PNM Resources
                  ---                             -------------
$150 million unsecured Revolver   $25 million in unsecured Local Lines of Credit
  - $100 million Drawn               -$0 Drawn
$30 million in unsecured Local    $137 million in Cash and Liquid Investments
    Lines of Credit - $0 Drawn
$38 million in invested Cash


3.   Historical Earnings Excluding Special Gains and Charges

         First Quarter  Second Quarter  Third Quarter Fourth Quarter  Year-end
         -------------  --------------  ------------- --------------  --------

2002          $0.63         $0.28           $0.59            N/A         N/A
2001          $1.78         $1.58           $0.96          $0.20       $4.52
2000          $0.55         $0.45           $1.01          $0.57       $2.58
1999          $0.55         $0.41           $0.52          $0.43       $1.91


4.   Historical Market Data

                     Spark Spread*                       Velocity of Trading
               ---------------------------          ----------------------------
               Third Quarter Only   Annual          Third Quarter Only    Annual

2002                  8.32            N/A                   1.65            N/A
2001                 28.83          74.52                   2.15           1.93
2000                146.67          75.49                   1.85           1.88
1999                 21.07          13.07                   2.03           1.80


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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                PNM RESOURCES, INC.
                                   ---------------------------------------------
                                                    (Registrant)


Date:  October 30, 2002                          /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                    Vice President and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)


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